Exhibit 99.1

Definitive Healthcare Names Carrie Lazorchak as Chief Revenue Officer

Framingham, MA (October 5, 2023) – Definitive Healthcare Corp. (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced that Carrie Lazorchak has been named Chief Revenue Officer, effective November 1, 2023.

“I am thrilled to welcome Carrie Lazorchak to Definitive Healthcare as our new Chief Revenue Officer,” said Robert Musslewhite, Chief Executive Officer of Definitive Healthcare. “Carrie is a fantastic fit for Definitive Healthcare. Her values and her deep belief in the power of humble collaboration make her a perfect match for our culture. Carrie brings a wealth of experience selling Software as a Service to both enterprise accounts and small and medium size businesses across a range of verticals. Her passion for customer success is evident in everything she does, and I look forward to working with her to continue to grow Definitive Healthcare long into the future.”

Lazorchak joins Definitive Healthcare from SimilarWeb, a publicly-traded digital data and analytics company, where she has been the Chief Revenue Officer for the past five years. Prior to SimilarWeb, Lazorchak worked at Nuance Communications, a leader in speech recognition and artificial intelligence software, where she led the worldwide sales and customer success teams for the enterprise division and helped build and lead the sales team for the mobile and embedded division during her 17-year tenure with the company. Lazorchak has a B.A. in Communications and Marketing from Salisbury State and an M.S. in Information and Telecommunication Systems from The Johns Hopkins University.

“I’m very excited to join the Definitive Healthcare team,” said Lazorchak. “The market for healthcare commercial intelligence is still in the early innings, and companies selling into the healthcare market need data, analytics, and expertise to succeed. I look forward to working with the Definitive Healthcare sales organization to grow our client base, expand our relationships with clients, enhance the value that we deliver through our products and services, and drive operational excellence.”

When Lazorchak joins Definitive Healthcare on November 1, current Chief Revenue Officer Joe Mirisola will transition to Senior Advisor before departing Definitive Healthcare at the end of 2023.

“I want to thank Joe for his contributions to Definitive Healthcare over the past decade,” said Musslewhite. “Joe was the first employee that Definitive Healthcare Founder Jason Krantz hired, and Joe helped grow Definitive Healthcare from its first dollar of revenue in 2011 to the $240 million business that it is today. We wish him well as he takes a well-deserved break and embarks on his next chapter.”

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the market, industry and macroeconomic environment, our business, growth strategies, product development efforts and future expenses, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements. Factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended June 30, 2023, our 2022 Form 10-K/A and our Q1 2023 Form 10-Q/A, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact:

Brian Denyeau
ICR for Definitive Healthcare
brian.denyeau@icrinc.com
646-277-1251

Media Contacts:

Danielle Johns
djohns@definitivehc.com

Highwire PR
definitivehealthcare@highwirepr.com